UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

FORM 8-K CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report: May 29, 2007 (Date of earliest event reported)

Umpqua Holdings Corporation (Exact Name of Registrant as Specified in Its Charter)

OREGON	000-25597	93-1261319
(State or Other Jurisdiction of	(Commission File	(I.R.S. Employer
Incorporation or Organization)	Number)	Identification Number)

One SW Columbia, Suite 1200 Portland, Oregon 97258 (address of Principal Executive Offices)(Zip Code) (503) 727-4100 (Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 8.01 Other Information

This Form 8-K is being filed for the purposes of updating the description of capital stock of Umpqua Holdings Corporation (“Umpqua”) contained in the registration statement on Form 10 filed by Umpqua Bank (formerly known as South Umpqua Bank) pursuant to Section 12 of the Exchange Act with the Federal Deposit Insurance Corporation on February 6, 1998, and any amendment or reports filed for the purpose of updating that description. On March 19, 1999, Umpqua filed notice on Form 8-K12G3 that pursuant to Rule 12g-3(a) Umpqua is the successor issuer to Umpqua Bank and the common stock of Umpqua was deemed to be registered pursuant to section 12(g) of the Securities Exchange Act of 1934. The following summarizes the material features of Umpqua’s capital stock and is subject to the provisions of Umpqua’s articles of incorporation and bylaws and the relevant portions of the Oregon Business Corporation Act, or OBCA.

Description of Capital Stock

Umpqua is authorized to issue up to 100 million shares of common stock without par value and 2 million shares of preferred stock without par value. As of May 25, 2007, there were 61,255,084 shares of common stock issued and outstanding. No preferred shares have been issued.

Preferred Stock

The terms of the preferred stock are not established in the articles of incorporation, but may be designated in one or more series by the board of directors when the shares are issued. Umpqua’s board of directors is authorized to issue or sell additional capital stock of Umpqua, at its discretion and for fair value, and to issue future cash or stock dividends, without prior shareholder approval, except as otherwise required by law or the listing requirements of the Nasdaq Global Select Market.

Common Stock

Stock Options and Restricted Stock. A total of 2 million shares of common stock are reserved for issuance under Umpqua’s 2003 Stock Incentive Plan and 1 million shares under the 2007 Long Term Incentive Plan. The 2003 Plan and 2007 Plan are the only plans we continue to make awards under. As of May 25, 2007 there were a total of 1,067,416 shares in the 2003 Plan available for future grants. Awards of stock options and restricted stock grants under the 2003 Plan, when added to options under all other plans, are limited to a maximum 10% of Umpqua’s outstanding shares on a fully-diluted basis. There are options to purchase 626,100 shares outstanding and 216,064 unvested restricted stock awards under the 2003 Plan. Under the 2007 Plan we granted awards that could result in a maximum of 194,250 shares being issued. There are also options outstanding to purchase 1,485,589 shares under equity based award plans that we no longer issue awards under or that were assumed in connection with mergers.

Voting and Other Rights. Each outstanding share of common stock has the same relative rights as every other share of common stock. Each share is entitled to one vote on matters submitted to a vote of shareholders. A majority of the votes cast on a matter is sufficient to take action upon routine matters. The affirmative vote of a majority of the outstanding shares is required to approve a merger or dissolution or sale of all of Umpqua assets.

In general, amendments to Umpqua’s articles of incorporation must be approved by a majority of the outstanding shares. Amendments to Umpqua’s articles of incorporation concerning the following subject matters, however, currently require the approval of at least 75% of all votes entitled to be cast on the amendment:

  limitation of director liability;
  indemnification of directors; and
  consideration of other constituencies in evaluating offers.

Amendments to Umpqua’s bylaws may be amended by the board of directors subject to amendment or repeal by shareholders.

Umpqua’s directors are elected annually and may be removed with or without cause. Directors are elected by a plurality of the votes cast and holders of common stock may not cumulate votes in the election of directors.

In the event of Umpqua’s liquidation, holders of Umpqua’s common stock will be entitled to receive pro rata any assets legally available for distribution to Umpqua shareholders, subject to any prior rights of any Umpqua preferred stock then outstanding. Umpqua’s common stock does not have any preemptive rights, sinking fund provisions, redemption privileges or conversion rights. Umpqua’s articles of incorporation permit the repurchase of outstanding shares of common stock.

Dividend Rights. Subject to any prior rights of any outstanding preferred stock, holders of Umpqua’s common stock are entitled to receive dividends or distributions, whether payable in cash or otherwise, as Umpqua’s board of directors may declare out of funds legally available for these payments. The board of directors’ dividend policy is to review Umpqua’s financial performance, capital adequacy, regulatory compliance and cash resources on a quarterly basis, and, if such review is favorable, to declare and pay a cash dividend to shareholders. Umpqua’s ability to pay cash dividends is largely dependent on the dividends it receives from its principal subsidiary, Umpqua Bank. Although Umpqua expects to continue to pay cash dividends, future dividends are subject to the discretion of the board.

Registrar and Transfer Agent. Mellon Investor Services, LLC is the registrar and transfer agent for Umpqua’s common stock.

Defensive Provisions in Articles or Bylaws

Umpqua’s articles of incorporation authorize the board of directors, when evaluating a merger, tender offer or exchange offer, to consider the social, legal and economic effects on employees, customers and suppliers of the company, and on the communities and geographical areas in which the company operates, as well as the state and national economies and the short- and long-term interests of the company and its shareholders. This provision may be amended only by the affirmative vote of at least 75% of the outstanding shares. Such provision may have the effect of discouraging potential acquirers, and may be considered an anti-takeover defense. Umpqua’s articles of incorporation contain other provisions that could make more difficult its acquisition by means of an unsolicited tender offer or proxy contest, including authorization to issue additional shares of common stock and to issue voting preferred stock, which, although intended primarily as a financing tool and not as a defense against takeovers, could potentially be used by management to make uninvited attempts to acquire control more difficult by, for example, diluting the ownership interest or voting power of a substantial shareholder, increasing the consideration necessary to effect an acquisition, or selling unissued shares to a friendly third party.

Item 9.01	Financial Statements and Exhibits.

	(a)	Not applicable.
	(b)	Not applicable.
	(c)	Exhibits.
NONE

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this reported to be signed on its behalf of the undersigned hereunto duly authorized.

UMPQUA HOLDINGS CORPORATION
(Registrant)

Dated: May 29, 2007	By: /s/ Kenneth E. Roberts
Kenneth E. Roberts
Assistant Secretary